UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2013

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California	94163
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 29, 2013, Wells Fargo & Company (the “Company”) submitted a redemption notice to the property trustee for Wells Fargo Capital XII, which will result in the redemption of the securities identified below on March 15, 2013. The redemption price will be equal to 100% of the principal amount of the securities plus accumulated and unpaid distributions in the amount specified below. Under applicable regulatory capital guidelines issued by bank regulatory agencies, upon notice of redemption, the securities will no longer qualify as Tier 1 capital for the Company. This redemption is consistent with the capital plan the Company submitted to the Federal Reserve Board and the actions the Company previously announced on March 13, 2012, and will be funded with excess cash currently available to the Company.

Trust	Security	Principal Amount	Accumulated Distributions per Security	CUSIP	NYSE Trading Symbol	Redemption Date	Trustee/Paying Agent
Wells Fargo Capital XII	7.875% Enhanced Trust Preferred Securities	$1,575,000,000 ($25 per Security)	$0.4921875	94985V202	BWF	March 15, 2013	The Bank of New York Mellon Trust Company, N.A. (Trustee) Wells Fargo Bank, N.A. Corporate Trust Services (Paying Agent) 625 Marquette Ave. 11th Floor, MAC N9311-110 Minneapolis, MN 55479

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO & COMPANY

DATED: January 29, 2013	/s/ Barbara S. Brett

Barbara S. Brett
Senior Vice President and Assistant Treasurer

3